Exhibit 99.2

AGBA Address Shareholder Inquiries Every Wednesday in its Q&A Session

HONG KONG, Oct. 03, 2023 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or the “company”), the leading one-stop financial supermarket in Hong Kong, announces weekly Q&A sessions on its social media platform, X (formerly twitter). To maintain a culture of transparency, the company is pleased to announce that the first topic of exploration this month will focus on Finance, sharing insights on stock price, company updates and related financial matters.

The Investor Relations Team at AGBA has been diligently collecting questions during our AGBA Journey since our listing in November 2022. It has come to our attention that the investor community has expressed keen interest in our stock price, company-related matters, and financial issues.

To address these inquiries and foster an open dialogue, we are thrilled to introduce “Q&A Wednesday.” Starting from October 4, 2023, every Wednesday of the week will be dedicated to answering your long-awaited questions.

At AGBA, while driving growth remains our top priority, we are dedicated to fostering open and transparent communication with our valued community. We are genuinely excited to hear from you and eagerly look forward to providing insightful responses.

You can actively participate in this Q&A session by visiting our social media channel: X (Formerly twitter) www.twitter.com/agbagroup or by sending us an email at ir@agba.com. We encourage you to reach out if you have any questions about our company.

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Ms. Bethany Lai

media@agba.com/ ir@agba.com

+852 5529 4500

Social Media Channels:

agbagroup

LinkedIn | Twitter | Instagram | Facebook | YouTube

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